UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)                 December 22, 2009

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2255 Glades Road, Suite 221A,
Boca Raton, Florida	33431

(Address of Principal Executive Offices)	(Zip Code)

(561) 998-8000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement and Escrow Agreement

On December 22, 2009, Hollywood Media Corp. (“Hollywood Media”) entered into a stock purchase agreement (the “Purchase Agreement”) with Key Brand Entertainment Inc., a Delaware corporation (“Key Brand”), pursuant to which Key Brand will purchase Hollywood Media’s Broadway Ticketing Division (the “Broadway Sale”) through the purchase of all of the outstanding capital stock of Theatre Direct NY, Inc., a Delaware corporation and a wholly-owned subsidiary of Hollywood Media (“Theatre Direct”), from Hollywood Media.  There are no material relationships among Hollywood Media and Key Brand or any of their respective affiliates other than in respect of the Purchase Agreement and the related ancillary agreements.

If the Broadway Sale is completed pursuant to the Purchase Agreement, (i) Hollywood Media will receive $20 million in cash (subject to customary adjustments described in the Purchase Agreement), (ii) Key Brand will issue Hollywood Media a five year second lien secured promissory note in the initial principal amount of $8.5 million at an interest rate of 12% per annum (the “Promissory Note”), (iii) Theatre Direct will issue Hollywood Media a warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share (the “Warrant”), (iv) Hollywood Media will receive an earnout from Key Brand of up to $14 million contingent upon reaching certain revenue targets, and (v) Key Brand will assume $1.6 million of liabilities associated with employment agreements with certain employees of Theatre Direct. Hollywood Media expects that its net operating loss carryforwards will offset any federal income taxes in connection with the Broadway Sale pursuant to the Purchase Agreement other than the Alternative Minimum Tax of 2% on the gain.

The obligations under the Promissory Note issued by Key Brand to Hollywood Media will be secured on a second priority basis by (i) a perfected pledge of the capital stock of Theatre Direct and each direct or indirect subsidiary of Theatre Direct (subject, in the case of any foreign direct subsidiary, to a pledge of 65% of the capital stock of such foreign subsidiary), and (ii) a perfected security interest in substantially all tangible and intangible assets of Theatre Direct and each direct or indirect US domestic subsidiary of Theatre Direct (including equipment, investment property, intellectual property, other general intangibles and proceeds of the foregoing).  The obligations under the Promissory Note and the security interest of Hollywood Media securing the obligations of Key Brand under the Promissory Note will be subordinated to amounts outstanding under the debt facilities provided to Key Brand pursuant to that certain Credit, Security, Pledge and Guaranty Agreement, dated as of January 23, 2008, by and among, inter alios, Key Brand, JPMorgan Chase Bank, N.A., Toronto Theater Ltd., and the guarantors and lenders named therein, as amended by Amendment No. 1 to Credit Agreement, dated as of August 22, 2008 (the “Credit Agreement”), up to an amount of $15 million.  Upon any adverse change in state or federal ticketing regulations that takes effect within two years of the closing of the transactions contemplated by the Purchase Agreement that restricts or limits the amount of services fees that may be charged on the resale of tickets, the principal amount of the Promissory Note will be reduced by the amount of any such reduction in value up to a maximum of $5 million, and such amount shall be added pro-rata to the earnout amounts payable to Hollywood Media pursuant to the Purchase Agreement (as described below) (such amounts are referred to as, the “Adjustment Amounts”).  The obligations of Key Brand under the Promissory Note will accelerate and become immediately due and payable upon any event of default under the Promissory Note or a “change of control” of Key Brand or Theatre Direct.

The Warrant may be exercised by Hollywood Media, in whole and not in part, upon the consummation or occurrence of (A) any direct or indirect, whether occurring in any transaction or a series of related transactions, (i) sale, lease, license, exchange or other disposition of all or substantially all of the assets of Theatre Direct and its subsidiaries taken as a whole (including securities of Theatre Direct’s directly or indirectly owned subsidiaries), (ii) merger, consolidation, share purchase, share exchange, business combination or recapitalization, tender or exchange offer or other similar transaction involving Theatre Direct or any of its subsidiaries (other than solely among or between Theatre Direct and any of its subsidiaries), in which Theatre Direct is not the continuing or surviving entity, in which the stockholders of Theatre Direct immediately prior to such transaction or transactions do not hold at least 50% of the voting power of the continuing or surviving entity immediately after such transaction or transactions, or pursuant to which the common stock of Theatre Direct and/or securities of Theatre Direct that are convertible into or exercisable for the common stock of Theatre Direct would be converted to cash, securities or other property, (B) any public offering of the common stock of Theatre Direct or any other equity securities of Theatre Direct or any of its successors, (C) any transaction or series of related transactions, whether or not Theatre Direct is a party thereto, in which, after giving effect to such transaction or transactions, the outstanding common stock of Theatre Direct and/or securities of Theatre Direct that are convertible into or exercisable for the common stock of Theatre Direct (on an as-converted or as-exercised basis) then representing in excess of fifty percent (50%) of the voting power or economic rights of Theatre Direct are owned directly by any person or group of persons, other than Key Brand and/or its affiliates, or (D) any liquidation, dissolution or winding up of Theatre Direct.  At any time after the first (1st) anniversary of the issue date of the Warrant, Theatre Direct may elect to redeem the Warrant (or the shares of common stock of Theatre Direct issued upon exercise of the Warrant), in whole and not in part, by paying to Hollywood Media an amount equal to the greater of (x) the aggregate fair market value of the shares of common stock of Theatre Direct issuable upon exercise of the Warrant and (y) $1 million.  At any time after the seventh (7th) anniversary of the issue date of the Warrant, Hollywood Media may elect to put the Warrant, in whole and not in part, to Theatre Direct in exchange for a payment by Theatre Direct to Hollywood Media in an amount equal to the greater of (x) the aggregate fair market value of the shares of common stock of Theatre Direct issuable upon exercise of the Warrant, and (y) $1 million.

If Theatre Direct and its subsidiaries achieve revenues greater than or equal to $125 million in any full fiscal year of Theatre Direct ending during the period from the closing date of the Broadway Sale pursuant to the Purchase Agreement until the end of the tenth full fiscal year of Theatre Direct which occurs after the closing date of the Broadway Sale pursuant to the Purchase Agreement (the “Earnout Period”), then Key Brand will pay to Hollywood Media an amount equal to $7 million, plus the applicable portion of any of the Adjustment Amounts.  In addition, if Theatre Direct and its subsidiaries achieve revenues greater than or equal to $150 million during any full fiscal year of Theatre Direct ending during the Earnout Period, then Key Brand will pay to Hollywood Media an additional amount equal to $7 million, plus the applicable portion of any of the Adjustment Amounts.

During the Earnout Period, neither Key Brand or any of its affiliates shall (i) liquidate, dissolve or wind up Theatre Direct and its subsidiaries, (ii) compete with Theatre Direct and its subsidiaries with respect to the sale of tickets to live musical, live theatrical or live entertainment performances in New York City, New York or divert any business or opportunities away from Theatre Direct and its subsidiaries with respect to the sale of tickets to live musical, live theatrical or live entertainment performances in New York City, New York, or (iii) take any other actions, not in the ordinary course of business, with the actual knowledge and intent that such actions are for the primary purpose of reducing or deferring any revenues in order to avoid or delay payment of an earnout amount.  In addition, during the Earnout Period, Theatre Direct and its subsidiaries shall not enter into any transaction, agreement or arrangements under which Theatre Direct and its subsidiaries engage or otherwise use a third party to conduct more than an incidental portion of the sale of tickets business conducted by Theatre Direct and its subsidiaries prior to that time in exchange for a royalty, charge, fee or any other payment, which royalty, charge, fee or other payment is less than the price which would be paid to Theatre Direct and its subsidiaries if Theatre Direct and its subsidiaries sold the tickets in question, in lieu of Theatre Direct and its subsidiaries conducting such sale of tickets business itself.

In connection with the Purchase Agreement, on December 22, 2009, Hollywood Media, Key Brand and The Bank of New York Mellon (the “Escrow Agent”), entered into an escrow agreement (the “Escrow Agreement”).  On December 22, 2009, pursuant to the Purchase Agreement and the Escrow Agreement, Key Brand deposited $1.2 million with the Escrow Agent.  This amount (and any earnings thereon) will be credited toward the cash consideration contemplated by the Purchase Agreement and paid to Hollywood Media at the closing of the Broadway Sale.  If the Purchase Agreement is validly terminated by Hollywood Media under certain conditions set forth in the Purchase Agreement and the Escrow Agreement, Hollywood Media may be entitled to receive up to approximately $2.4 million, consisting of the $1.2 million deposit (including any earnings thereon) from the Escrow Agent, plus reimbursement for all of Hollywood Media’s costs and expenses incurred in connection with the transactions contemplated by the Purchase Agreement not to exceed $1.2 million.

Hollywood Media has agreed to certain customary restrictions on the solicitation of other offers.  Prior to the receipt of shareholders’ approval of the transactions contemplated by the Purchase Agreement, Hollywood Media’s board of directors may (i) withdraw or modify its recommendation that Hollywood Media’s shareholders vote in favor of the transactions contemplated by the Purchase Agreement or (ii) publicly approve, endorse or recommend to Hollywood Media’s shareholders an “acquisition proposal” (as defined in the Purchase Agreement), if Hollywood Media’s board of directors determines for any reason that such action is advisable in order for Hollywood Media’s board of directors to comply with its fiduciary duties under applicable law.  Hollywood Media may then enter into an acquisition agreement with respect to a “superior proposal” (as defined in the Purchase Agreement) if (i) Hollywood Media concurrently terminates the Purchase Agreement, (ii) Hollywood Media pays to Key Brand a termination fee of $1.2 million, (iii) Hollywood Media’s board of directors has determined that such acquisition agreement is a superior proposal, (iv) prior to entering into such acquisition agreement, Hollywood Media gives Key Brand at least three business days prior written notice of its intent to terminate the Purchase Agreement, and (v) during the three business day period following the date on which such notice is given to Key Brand, (1) Hollywood Media gives Key Brand the opportunity to meet with Hollywood Media to suggest such modifications to the transactions contemplated by the Purchase Agreement that Key Brand may deem advisable, and (2) after taking such proposed modifications into account Hollywood Media’s board of directors determines that such acquisition agreement continues to be a superior proposal.

Hollywood Media has agreed that, subject to certain exceptions, prior to the closing of the transactions contemplated by the Purchase Agreement, it will cause Theatre Direct and its subsidiaries to use commercially reasonable efforts to (i) conduct the respective businesses of Theatre Direct and its subsidiaries in the ordinary course of business or otherwise in a manner permissible under the Purchase Agreement, and (ii) preserve the business operations, organization and goodwill of Theatre Direct and its subsidiaries, and their relationships with customers and suppliers of Theatre Direct and its subsidiaries.  Additionally, Hollywood Media has agreed that, subject to certain exceptions, prior to the closing, it will not permit Theatre Direct or any of its subsidiaries to engage in certain activities further described in the Purchase Agreement.

For a period of seven (7) years from and after the closing of the transactions contemplated by the Purchase Agreement, Hollywood Media has agreed that it shall not own, manage, engage in, operate, control, work for or participate in the ownership, management, operation or control of any business engaged in the sales of tickets to live musical, live theatrical or other live entertainment performances in the City of New York, New York or that otherwise competes with the business of Theatre Direct or its subsidiaries as such business exists as of the date of the closing of the transactions contemplated by the Purchase Agreement (a “Restricted Business”); provided, however, that these restrictions (i) do not restrict the sale of advertisements, including online advertising, (ii) do not restrict the acquisition by Hollywood Media of less than 5% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business, (iii) cease upon any event of default under the Promissory Note, whereby Theatre Direct or its subsidiaries or any of their assets are controlled by, foreclosed upon or otherwise returned to Hollywood Media, and (iv) do not restrict the acquisition of Hollywood Media by any person which prior to such transaction was already engaged in the Restricted Business.

The Purchase Agreement may be terminated and the transactions contemplated by the Purchase Agreement may be abandoned if the closing has not occurred by June 22, 2010 (with certain exceptions set forth in the Purchase Agreement) or upon the occurrence of certain customary events as set forth in the Purchase Agreement.  If the Purchase Agreement is terminated under certain circumstances (including Hollywood Media entering into an acquisition agreement for a superior proposal as described above), Hollywood Media has agreed to pay Key Brand a termination fee equal to $1.2 million.

Key Brand has agreed to use its commercially reasonable efforts to satisfy, as promptly as practicable, all conditions and obtain all consents necessary as set forth in or required under the Credit Agreement, for a borrowing thereunder to make the cash payment at the closing of the transactions contemplated by the Purchase Agreement and to deliver the Promissory Note and the Warrant at closing, and to consummate the transactions contemplated by the Purchase Agreement, in each case which are within the control of Key Brand or any of its wholly-owned subsidiaries (including those party to the Credit Agreement).

Hollywood Media’s board of directors, after careful consideration and following the separate unanimous approval by the independent members of Hollywood Media’s board of directors (meeting without the non-independent members of Hollywood Media’s board of directors), has unanimously approved the Purchase Agreement and determined that the transactions contemplated by the Purchase Agreement are advisable, fair to and in the best interests of Hollywood Media and its shareholders.  In connection with approving the transactions contemplated by the Purchase Agreement, Hollywood Media’s board of directors received a fairness opinion from Peter J. Solomon Company, which stated that, based upon the assumptions made, matters considered and limits of such review, in each case as set forth in its opinion, the purchase price to be received by Hollywood Media pursuant to the Purchase Agreement was fair from a financial point of view to Hollywood Media.  The full text of Peter J. Solomon Company’s written opinion, which sets forth material information relating to such opinion, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Peter J. Solomon Company will be included with the proxy statement relating to the transactions contemplated by the Purchase Agreement, which will be filed with the Securities and Exchange Commission (the “SEC”) and delivered to Hollywood Media’s shareholders.

The closing of the transactions contemplated by the Purchase Agreement is conditioned upon Hollywood Media’s receipt of the approval of its shareholders as well as the satisfaction or waiver of certain other closing conditions set forth in the Purchase Agreement.  Hollywood Media currently expects to (i) file a proxy statement with the SEC relating to the transactions contemplated by the Purchase Agreement in January 2010 and (ii) hold a special meeting of Hollywood Media’s shareholders to approve the transactions contemplated by the Purchase Agreement.  If Hollywood Media’s shareholders approve the transactions contemplated by the Purchase Agreement and other conditions contained in the Purchase Agreement are satisfied or waived, Hollywood Media currently expects that the transactions contemplated by the Purchase Agreement would close within 30 days of the date such transactions are approved by Hollywood Media’s shareholders.

Upon completion of the transactions contemplated by the Purchase Agreement, subject to Florida law, Hollywood Media expects to pay a one-time cash dividend to its shareholders of approximately $0.60 per share, totaling approximately $18 million.

The foregoing summary of the Purchase Agreement, the Escrow Agreement and the transactions contemplated by the Purchase Agreement and the Escrow Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the Escrow Agreement, each of which are respectively filed as Exhibit 2.1 and 2.2 hereto and are incorporated by reference into this Item 1.01.

The Purchase Agreement and the Escrow Agreement are described in, and attached as exhibits to, this Current Report on Form 8-K only to provide investors and security holders with information regarding their respective terms and conditions and not to provide any factual, business or operational information about Hollywood Media, Theatre Direct, Key Brand, and/or the Escrow Agent.  Moreover, the Purchase Agreement contains representations and warranties made by Hollywood Media to Key Brand and representations and warranties made by Key Brand to Hollywood Media as of specific dates.  The assertions embodied in those representations and warranties were made solely for the benefit of the other parties to the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement and information contained in confidential disclosure schedules exchanged by the parties in connection with negotiating the terms of the Purchase Agreement.  While we do not believe that they contain information securities laws require us to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  Certain representations and warranties made in the Purchase Agreement as of a specified date also may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  In addition, information concerning the subject matter of the representations and warranties contained in the Purchase Agreement may have changed since the date of the Purchase Agreement.  The representations and warranties in the Purchase Agreement (i) may not describe the actual state of affairs as of the date they were made or at any other time and (ii) should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and documents Hollywood Media publicly files with the SEC.  Additional information about Hollywood Media may be found in Hollywood Media’s other public files, which are available without charge through the SEC’s website at http://www.sec.gov and on Hollywood Media’s website at http://www.hollywoodmedia.com.

Amendments to Amended and Restated Employment Agreements

The information set forth in Item 5.02(e) of this Current Report on Form 8-K regarding the Amendments to Amended and Restated Employment Agreements entered into on December 23, 2009 between Hollywood Media and each of Mitchell Rubenstein, Hollywood Media’s Chairman and Chief Executive Officer, and Laurie S. Silvers, Hollywood Media’s President and Secretary, is hereby incorporated by reference into this Item 1.01.

Additional Information and Where to Find It:

In connection with the transactions contemplated by the Purchase Agreement, Hollywood Media will file a proxy statement with the SEC.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Hollywood Media at the SEC’s web site at http://www.sec.gov and on Hollywood Media’s website at http://www.hollywoodmedia.com.

Participation in the Solicitation:

Hollywood Media and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the transactions contemplated by the Purchase Agreement.  Information concerning the interests of Hollywood Media’s participants in the solicitation is set forth in Hollywood Media's proxy statement on Schedule 14A filed with the SEC on November 18, 2009 and the Form 8-K filed on December 29, 2009, and will be set forth in Hollywood Media’s proxy statement relating to the transactions contemplated by the Purchase Agreement when it becomes available.

SECTION 2 - Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

Hollywood Media’s board of directors, after careful consideration and following separate unanimous approval by the independent members of Hollywood Media’s board of directors (meeting without the non-independent members of Hollywood Media’s board of directors), unanimously approved the Purchase Agreement and the transactions contemplated thereby, and on December 22, 2009, Hollywood Media entered into the Purchase Agreement with Key Brand.  A description of the Purchase Agreement and the transactions contemplated thereby is included in Item 1.01 of this Current Report on Form 8-K and is incorporated into this Item 2.05 by reference.  If Hollywood Media’s shareholders approve the transactions contemplated by the Purchase Agreement and other conditions contained in the Purchase Agreement are satisfied or waived, Hollywood Media currently expects that the transactions contemplated by the Purchase Agreement would close during the first half of 2010.

In connection with the transactions contemplated by the Purchase Agreement, Hollywood Media expects to incur approximately (i) an aggregate amount of $400,000 in change of control payments to two executives in Hollywood Media’s legal department, each of whom will receive these payments in accordance with their retention agreements, with such amounts payable at closing (provided that Hollywood Media may defer one-half of these payments by up to one year if it elects to require the continued employment of one or both of these executives during a transition period of up to one year), (ii) $250,000 in fees to Peter J. Solomon Company for providing the fairness opinion to Hollywood Media’s board of directors in connection with evaluating and approving the Purchase Agreement and the transactions contemplated thereby, and (iii) $400,000 in legal fees in connection with preparing and negotiating the Purchase Agreement and the related documents and preparing and filing the proxy statement relating to the transactions contemplated by the Purchase Agreement.  The fees for the fairness opinion and the legal fees will be paid regardless of whether the transactions contemplated by the Purchase Agreement are consummated and will result in future cash expenditures of Hollywood Media.

In addition, pursuant to Mr. Rubenstein’s and Ms. Silvers’ employment agreements (which agreements, and the amendments to those agreements, are described in Item 5.02(e) of this Current Report on Form 8-K and are incorporated by reference into this Item 2.05), Mr. Rubenstein and Ms. Silvers are entitled to change of control payments of approximately $2.3 million and $1.8 million, respectively, in connection with the transactions contemplated by the Purchase Agreement.  Mr. Rubenstein and Ms. Silvers have agreed to defer $812,501 and $332,189, respectively, in change of control payments that would otherwise be owed by Hollywood Media to them pursuant to each of their employment agreements upon the consummation of the transactions contemplated by the Purchase Agreement. Accordingly, upon the consummation of the transactions contemplated by the Purchase Agreement, Hollywood Media will incur $1.5 million in change of control payments to Mr. Rubenstein and $1.5 million in change of control payments to Ms. Silvers.

 If Mr. Rubenstein and Ms. Silvers continue to be employed by Hollywood Media on the first anniversary of the consummation of the Broadway Sale pursuant to the Purchase Agreement (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein or Ms. Silvers for “good reason”), one-half of the deferred change of control payments to Mr. Rubenstein and Ms. Silvers will be paid to them as payments are received by Hollywood Media on the Promissory Note, on a pro rata basis, and one-half of such payments will paid to Mr. Rubenstein and Ms. Silvers as payments are received by Hollywood Media on the first half of the earnout pursuant to the Purchase Agreement, on a pro rata basis (as described in Item 5.02(e) of this Current Report on Form 8-K).

If the transactions contemplated by the Purchase Agreement are consummated, the change of control payments described above will result in future cash expenditures of Hollywood Media.

At this time, Hollywood Media cannot provide an estimate of the other amounts or range of amounts expected to be incurred in connection with the transactions contemplated by the Purchase Agreement or an estimate of the other amounts or range of amounts of the charges that will result in future cash expenditures.  Hollywood Media will file an amended report on Form 8-K under this Item 2.05 within four business days after it makes a determination of such estimates or ranges of estimates.

SECTION 5 – Corporate Governance and Management

Item 5.02(e)      Compensatory Arrangements of Certain Officers.

In connection with the sale of Hollywood Media’s Broadway Ticketing Division pursuant to the Purchase Agreement (which will reduce the revenues of Hollywood Media), the independent directors of Hollywood Media’s board of directors and the compensation committee of Hollywood Media’s board of directors desired to reduce Hollywood Media’s fixed executive compensation while at the same time (i) retaining the services of Hollywood Media’s Chairman and Chief Executive Officer, Mitchell Rubenstein, and Hollywood Media’s President and Secretary, Laurie S. Silvers, each of whom Hollywood Media’s independent directors felt were key to Hollywood Media’s future success, and (ii) providing an ongoing incentive to Mr. Rubenstein and Ms. Silvers that aligns their interests with the shareholders of Hollywood Media.  As described below, the compensation committee of Hollywood Media’s board of directors (working closely with the independent directors of Hollywood Media’s board of directors) negotiated amendments to the employment agreements of Mr. Rubenstein and Ms. Silvers which (i) reduce to the nominal amount of $1 per year the fixed salaries of both executives beginning 91 days after the consummation of the Broadway Sale pursuant to the Purchase Agreement, while providing the executives with an incentive based on the future distributions, proceeds, and certain other amounts that may be received by Hollywood Media from MovieTickets.com, Inc. (“MovieTickets.com”), and (ii) deferred a portion of the change of control payments both executives were entitled to receive under their employment agreements upon the closing of the transactions contemplated by the Purchase Agreement.  In addition, for no additional consideration, in connection with the closing of the transactions contemplated by the Purchase Agreement, Mr. Rubenstein and Ms. Silvers have each agreed, as a condition required by Key Brand, to enter into non-competition agreements with Key Brand.

On December 23, 2009, Hollywood Media entered into (i) an Amendment to Amended and Restated Employment Agreement with Mitchell Rubenstein (the “Rubenstein Amendment”), and (ii) an Amendment to Amended and Restated Employment Agreement with Laurie S. Silvers (the “Silvers Amendment,” and together with the Rubenstein Amendment, the “Amendments”).  The Amendments amend the respective Amended and Restated Employment Agreements, dated as of December 22, 2008, between Hollywood Media and each of Mr. Rubenstein and Ms. Silvers (the “Current Agreements,” as amended by the Amendments, the “Amended Agreements”).

Pursuant to the Amendments, the executives shall continue to be employed by Hollywood Media for the same salary and benefits as set forth in the Current Agreements for a period of 90 days following the consummation of the Broadway Sale pursuant to the Purchase Agreement.  After such 90-day period, the executives shall be employed by Hollywood Media until such employment is terminated by either Hollywood Media or the executives (such period, the “Extension Term”).

During the Extension Term, Mr Rubenstein and Ms. Silvers will no longer receive fixed salaries from Hollywood Media (other than a nominal payment of $1 per year), and will each instead receive compensation for his or her services to Hollywood Media in amounts equal to five percent (5%) of the sum of (i) any future distributions and other proceeds Hollywood Media receives in respect of its ownership interest in MovieTickets.com and (ii) certain other amounts that may be received by Hollywood Media from MovieTickets.com (collectively, the “5% Distribution”).  Any right of the executives to compensation under the Amended Agreements shall be an unfunded and unsecured promise to pay, not secured by any specific property of Hollywood Media, and shall not be subject to assignment, pledge, or other transfer to any other person, except by will or by the laws of descent and distribution.

In the event that during the Extension Term Hollywood Media enters into any additional businesses other than its existing businesses, then Hollywood Media will consider in good faith increasing each of the executive’s compensation during the Extension Term to reflect the additional service to be provided by the executive to Hollywood Media in connection with such additional businesses.

A consummation of the Broadway Sale will constitute a “change of control” under the Current Agreements and under the Amended Agreements.  Mr. Rubenstein and Ms. Silvers have agreed pursuant to the Amended Agreements that if the Broadway Sale is consummated pursuant to the Purchase Agreement, then $812,501 of the amount Mr. Rubenstein is entitled to receive and $332,189 of the amount Ms. Silvers is entitled to receive upon a change of control under the Current Agreements will be deferred and paid in accordance with the Amended Agreements.  As a result, Mr. Rubenstein and Ms. Silvers will each receive a reduced change of control payment equal to $1.5 million upon the consummation of the Broadway Sale pursuant to the Purchase Agreement.

If Mr. Rubenstein and Ms. Silvers continue to be employed by Hollywood Media on the first anniversary following the consummation of the Broadway Sale pursuant to the Purchase Agreement (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein or Ms. Silvers for “good reason”), then one-half of the deferred change of control payments will be paid to Mr. Rubenstein and Ms. Silvers upon the receipt by Hollywood Media of payments on the Promissory Note, on a pro rata basis, and one-half of such payments will be paid to Mr. Rubenstein and Ms. Silvers upon the receipt by Hollywood Media of payments under the first portion of the earnout under the Purchase Agreement, on a pro rata basis according to the following schedule:

•
Mr. Rubenstein will receive (i) 4.76% of all payments of principal and interest received by Hollywood Media on account of the Promissory Note, and (ii) 5.79% of the first $7 million of earnout payments received by Hollywood Media pursuant to the Purchase Agreement; and

•
Ms. Silvers will receive (i) 1.94% of all payments of principal and interest received by Hollywood Media on account of the Promissory Note, and (ii) 2.36% of the first $7 million of earnout payments received by Hollywood Media pursuant to the Purchase Agreement.

If Hollywood Media surrenders or otherwise transfers or modifies the Promissory Note or the earnout to be received by Hollywood Media pursuant to the Purchase Agreement for any modified obligation or any other consideration, the payments from Hollywood Media to Mr. Rubenstein and Ms. Silvers for the deferred change of control payments shall be made with respect to such modified obligation or the fair market value of such other consideration.

If, during the Extension Term, the employment of either Mr. Rubenstein or Ms. Silvers is terminated by Hollywood Media other than for “cause”, death, or disability, then such executive will receive the amount payable to such executive following a “change of control” in a lump sum payment within five (5) business days after such termination of employment (to the extent not previously paid), without regard to whether all of the payments on account of the Promissory Note and the earnout under the Purchase Agreement have been received by Hollywood Media.  Additionally, if the employment of either executive is terminated (i) by reason of the death of the executive, (ii) by Hollywood Media during the Extension Term for any reason other than for “cause,” or (iii) by the executive for “good reason,” the right of such executive to payments of the 5% Distribution will fully vest and the 5% Distribution will continue to be paid to the executive and the executive’s heirs.

If Hollywood Media fails to pay any amount that becomes due to either executive under the Amended Agreements by the latest date on which such amount is permitted under the Amended Agreements to be paid, interest will be charged with respect to the past due amount at the rate of 1.5% per month, compounded monthly, from the latest date on which such amount was permitted under the Amended Agreements to be paid, and such interest shall be paid by Hollywood Media to such executive at or before the time that the amount past due is paid.

Except for certain limited exceptions, the Amendments shall be of no force or effect, and the Current Agreements will continue in place and remain in full force and effect (in which case, the full change of control obligations under the Current Agreements will remain in place, as described in the following paragraph), in the event that (i) the Broadway Sale is not consummated pursuant to the terms and conditions of the Purchase Agreement within 12 months after the date of the Amendments, (ii) the Purchase Agreement is terminated at any time for any reason before the consummation of the Broadway Sale, (iii) the employment of the executive is terminated by Hollywood Media other than for “cause,” or by the executive for “good reason,” before the consummation of the Broadway Sale and before the Purchase Agreement has been terminated, or (iv) at the election of the executive, if any amendment is made to the Purchase Agreement affecting the purchase price or other principal terms of the Broadway Sale.

If the Broadway Sale is consummated pursuant to the Purchase Agreement after the termination of the executive’s employment by Hollywood Media without “cause” or by the executive for “good reason,” then the executive will be entitled to receive the entire amount payable to the executive pursuant to the Current Agreements following a “change of control,” which is $2,312,501 under Mr. Rubenstein’s Current Agreement and $1,832,189 under Ms. Silvers’ Current Agreement.  If Hollywood Media’s Broadway Ticketing Division is sold or transferred, (i) to Key Brand (or its affiliates) under terms different in any material respect from those set forth in the Purchase Agreement, or (ii) to a different purchaser in a transaction similar to the transaction described in the Purchase Agreement, the executive will receive the entire amount of the “change of control” payment pursuant to the Current Agreements.

Except as otherwise specifically set forth in the Amendments, all provisions of the Current Agreements that are not amended by the Amendments remain in full force and effect.

The foregoing summary of the Amendments and the transactions contemplated by the Amendments do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rubenstein Amendment and the Silvers Amendment, each of which are respectively filed as Exhibit 10.1 and 10.2 hereto and are incorporated by reference into this Item 5.02(e).

SECTION 8 – Other Events

Item 8.01         Other Events.

On December 29, 2009, Hollywood Media issued a press release announcing that it had entered into (i) a definitive agreement with Key Brand for the sale of its Broadway Ticketing Division based in New York City, through the sale of all of the outstanding capital stock of Theatre Direct, and (ii) amendments to the employment agreements of Hollywood Media’s Chairman and Chief Executive Officer, Mitchell Rubenstein, and Hollywood Media’s President and Secretary, Laurie S. Silvers, each as more fully described in Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

SECTION 9 - Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)          Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of December 22, 2009, by and between Hollywood Media Corp. and Key Brand Entertainment Inc.

2.2	Escrow Agreement, dated as of December 22, 2009, by and between Hollywood Media Corp., Key Brand Entertainment Inc., and The Bank of New York Mellon

10.1	Amendment to Amended and Restated Employment Agreement, dated as of December 23, 2009, by and between Hollywood Media Corp. and Mitchell Rubenstein

10.2	Amendment to Amended and Restated Employment Agreement, dated as of December 23, 2009, by and between Hollywood Media Corp. and Laurie S. Silvers

99.1	Press Release of Hollywood Media Corp., dated December 29, 2009

Statement under the Private Securities Litigation Reform Act:

Statements in this Current Report on Form 8-K may be “forward-looking statements” within the meaning of federal securities laws.  Forward-looking statements often address Hollywood Media’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” or “will.”  The matters discussed in this Current Report on Form 8-K that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage Hollywood Media’s expenses, conditions that may impact Hollywood Media’s ability to pay dividends in the future (such as the timing and amount of payments made to Hollywood Media in respect of the secured promissory note from Key Brand, the warrant to purchase 5% of the common stock of Theatre Direct, the earnout from Key Brand, Hollywood Media’s 26.2% equity interest in MovieTickets.com, and an earnout from Hollywood Media’s divested Hollywood.com business), conditions to the closing of the Key Brand transaction (including shareholder approval) that may not be satisfied, changes in federal income tax position or tax laws, Hollywood Media’s ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions, acquisitions, or other strategic transactions by Hollywood Media, Hollywood Media’s ability to develop and maintain strategic relationships, the ability of Theatre Direct to compete with other online ticketing services and other competitors, the volatility of Hollywood Media’s stock price, and other risks and factors described in Hollywood Media’s filings with the SEC, including Hollywood Media’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Such forward-looking statements speak only as of the date on which they are made and Hollywood Media does not undertake any responsibility to revise or update any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
(Registrant)

Date: December 29, 2009
/s/ Scott Gomez
Name: Scott Gomez
Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of December 22, 2009, by and between Hollywood Media Corp. and Key Brand Entertainment Inc.

2.2	Escrow Agreement, dated as of December 22, 2009, by and between Hollywood Media Corp., Key Brand Entertainment Inc., and The Bank of New York Mellon

10.1	Amendment to Amended and Restated Employment Agreement, dated as of December 23, 2009, by and between Hollywood Media Corp. and Mitchell Rubenstein

10.2	Amendment to Amended and Restated Employment Agreement, dated as of December 23, 2009, by and between Hollywood Media Corp. and Laurie S. Silvers

99.1	Press Release of Hollywood Media Corp., dated December 29, 2009